AMENDMENT TO REVOLVING CREDIT PROGRAM AGREEMENT

     This Amendment to Revolving Credit Program Agreement is made as of the 20th day of February, 2001, by and between Conseco Bank, Inc. ("Conseco Bank") and Select Comfort Corporation ("Select Comfort").

     Whereas the Conseco Bank (as assignee of Green Tree Financial Corporation) and Select Comfort entered into a Revolving Credit Program Agreement dated May 17, 1999, also referred to as Program Agreement, (the "Agreement") governing the terms and conditions under which Conseco Bank would provide a Program (as defined in the Agreement, provided furthermore, that all capitalized terms used herein shall have the meaning attributable to them in the Agreement, unless otherwise defined herein) to Select Comfort's customers;

     Whereas the Conseco Bank and Select Comfort wish to amend the Agreement to shorten the notice requirement under which a non-defaulting party may terminate the Agreement;

     Now, therefore, in consideration of the above premises and the mutual considerations contained herein the parties hereto agree to amend the Agreement as follows:

1. Section 8.02 of the Agreement is hereby amended by deleting the last sentence of that provision and replacing it with the following:

     "If an Event of Default under Section 7.01(d) or (f) shall occur, the non-defaulting party shall have the right to terminate this Agreement with 90 days written notice, provided, however, no such termination pursuant to
     Section 7.01(d) or (f) shall be effective prior to June 30, 2001.

2. Except as expressly amended herein, all terms and conditions of the Agreement shall remain in full force and effect. Nothing herein shall constitute a waiver of the parties' rights and remedies under the Agreement or be construed as a course of conduct to grant any waiver of any of the parties' rights and remedies under the Agreement in the future.

3. This Amendment may be executed in any number of counterparts and delivered by facsimile, all of which shall constitute but one and the same original.

In witness hereof, the parties hereto have executed this Amendment as of the first date written above.

CONSECO BANK, INC.                  SELECT COMFORT CORPORATION

By:  /s/Shawn Gensch                By:  /s/James C. Raabe
    --------------------------          --------------------------
  Its: Senior Vice President          Its:  Chief Financial Officer
       and Chief Financial Officer         ---------------------------
      ----------------------------